UNITED STATES

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-232	DUKE ENERGY OHIO, INC. (an Ohio corporation) 139 East Fourth Street Cincinnati, Ohio 45202 (704) 382-3853	31-0240030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 13, 2013, the Public Utilities Commission of Ohio (PUCO) approved the partial settlement filed on April 2, 2013 by Duke Energy Ohio, Inc. (the “Company”) related to its gas distribution rate case filed in June 2012. PUCO approved the recovery of environmental remediation costs associated with two of the Company’s former manufactured gas plants (MGP).  The order allows for the recovery of approximately $55 million of environmental remediation costs over a five-year period. In addition, the order results in no increase to gas distribution base rates and is based upon a return on equity of 9.84% and a 53.3% equity component of the capital structure.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: November 14, 2013	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President and Chief Legal Officer and Corporate Secretary

DUKE ENERGY OHIO, INC.

Date: November 14, 2013	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President and Chief Legal Officer